UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2010

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2010, the Compensation Committee of the Board of Directors of Power Integrations, Inc. (the “Company”) took the following action with respect to the Company’s chief executive officer, chief financial officer, and other named executive officers as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

2010 Bonus Plan

Approved the 2010 Bonus Plan as follows:

Each Officer, as described below, was assigned a target bonus applicable to service in 2010. Bonuses, which will be awarded in restricted stock units, will be earned based on Company performance as against the 2010 Bonus Plan’s established revenue targets and non-GAAP operating income targets. The non-GAAP operating income targets were based on non-GAAP operating income, which excluded certain expenses, including (a) FAS 123R expense; (b) any extraordinary income and or expenses associated with mergers and acquisition activities, patent lawsuit settlements and IRS settlements; and (c) any other charges or adjustments which the Compensation Committee determines to be extraordinary or otherwise appropriate. Weighting of the target components is as follows:

Revenue	25%
Non-GAAP Operating Income	75%

Total	100%

Revenue Component of Officer’s Bonus:

No pay out will be made under the plan if the Company’s 2010 actual revenue does not exceed at least an established minimum amount of revenue as set forth in the 2010 Bonus Plan. To the extent 2010 actual revenue increases above the minimum amount of revenue, the actual bonus increases, up to 100% of the revenue component of the target bonus when actual revenue equals target revenue in the 2010 Bonus Plan, and continues increasing thereafter as actual revenue increases, up to a maximum of 200% of the revenue component of the target bonus.

Non-GAAP Operating Income Component of Officer’s Bonus:

No pay out will be made under the plan if the Company’s 2010 actual non-GAAP operating income does not exceed at least an established minimum amount of non-GAAP operating income as set forth in the 2010 Bonus Plan. To the extent 2010 actual non-GAAP operating income increases above the minimum amount of non-GAAP operating income, the actual bonus increases, up to 100% of the non-GAAP operating income component of the target bonus when actual non-GAAP operating income equals target non-GAAP operating income in the 2010 Bonus Plan, and continues increasing thereafter as actual non-GAAP operating income increases, up to a maximum of 200% of the non-GAAP operating income component of the target bonus.

2010 Target Bonuses

Approved the 2010 target bonuses for the Officers as follows:

Executive Officer	Title	2010 Target Bonus (restricted stock units)
Balu Balakrishnan	President and Chief Executive Officer	8,000

Bill Roeschlein	Chief Financial Officer	2,700

John Tomlin	Vice President, Operations	3,200

Bruce Renouard	Vice President, Worldwide Sales	3,200

Derek Bell	Vice President, Engineering	3,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ BILL ROESCHLEIN
Name:	Bill Roeschlein
Title:	Chief Financial Officer

Dated: February 5, 2010